UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2006
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number
140 Caspian Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 542-0500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
SanDisk Corporation (the “Company”) entered into three Sublease agreements with Maxtor Corporation (the “Sublessor”) for approximately 60,128 square feet of office space at 900 Sumac Drive, Milpitas, California 95035 (the “Building 3 Sublease”), approximately 101,253 square feet of office space at 1000 Sumac Drive, Milpitas, California 95035 (the “Building 4 Sublease”), and approximately 187,134 square feet of office space at 601 McCarthy Boulevard, Milpitas, California 95035 (the “Building 6 Sublease”, and together with the Building 3 Sublease and the Building 4 Sublease, the “Subleases”). The Subleases were subject to obtaining the consent of the landlords, John Arrillaga, Trustee or his Successor Trustee u/t/a dated 7/20/77 (John Arrillaga Separate Property Trust), as amended, and Richard T. Peery, Trustee or his Successor Trustee u/t/a dated 7/20/77 (Richard T. Peery Separate Property Trust), as amended (collectively, the “Master Lessor”), which consents were obtained on January 24, 2006. The subleased premises will serve as the Company’s new corporate headquarters, which are currently located at 140 Caspian Court, Sunnyvale, California 94089.
The term of the Building 3 Sublease is from March 13, 2006 until July 31, 2011. Pursuant to the terms of the Building 3 Sublease, the base rent shall commence on July 1, 2006 and the total rent due for each period described is as follows: July 1, 2006 until June 30, 2007: $468,998.40; July 1, 2007 until June 30, 2008: $497,859.84; July 1, 2008 until June 30, 2009: $526,721.28; July 1, 2009 until June 30, 2010: $555,582.72; and July 1, 2010 until July 31, 2011: $633,147.84.
The term of the Building 4 Sublease is from July 1, 2006 until July 31, 2011. Pursuant to the terms of the Building 4 Sublease, the base rent for the Building 4 Sublease commences on July 1, 2006 and the total rent due for each period described is as follows: July 1, 2006 until August 31, 2006: $0; September 1, 2006 until June 30, 2007: $658,144.50; July 1, 2007 until June 30, 2008: $838,374.84; July 1, 2008 until June 30, 2009: $886,976.28; July 1, 2009 until June 30, 2010: $935,577.72; and July 1, 2010 until July 31, 2011: $1,066,194.09.
The term of the Building 6 Sublease is from July 1, 2006 until March 31, 2013. Pursuant to the terms of the Building 6 Sublease, the base rent for the Building 6 Sublease commences on July 1, 2006 and the total rent due for each period described is as follows: July 1, 2006 until August 31, 2006: $0; September 1, 2006 until June 30, 2007: $1,216,371.00; July 1, 2007 until June 30, 2008: $1,549,469.52; July 1, 2008 until June 30, 2009: $1,639,293.84; July 1, 2009 until June 30, 2010: $1,729,118.16; July 1, 2010 until July 31, 2011: $1,970,521.02; and August 1, 2011 until March 31, 2013: $3,368,412.00.
The first full month’s rent under each Sublease was due upon the effectiveness of the Subleases. Under the Subleases, the Company also has a right of first offer to sublease approximately 94,484 square feet of office space located at 1100 Sumac Drive, Milpitas, California 95305 (“Building 5”), if and when Building 5 becomes available to the public at large for rent and subject to Sublessor obtaining the Master Lessor’s consent.

In addition to base rent, the Company will be responsible for costs, charges and obligations specified in the Subleases, including certain operating expenses, management fees payable to the Master Lessor, real estate taxes and utility expenses, standard indemnification of Sublessor, and for maintaining specified levels of insurance, in addition to being subject to certain terms of the Master Lease between the Master Lessor and Sublessor for the subleased premises. Pursuant to the terms of the Subleases, the Company was required to deliver to the Sublessor a security deposit in the form of a letter of credit in the amount of $694,034.97 upon effectiveness of the Subleases.
The foregoing is a summary description of certain terms of the Subleases. It is qualified in its entirety by the text of the Subleases, to be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 26, 2006

SANDISK CORPORATION (Registrant)
By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)